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                            Exhibit 99(c)3
MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
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UNAUDITED PRO FORMA CONDENSED BALANCE SHEET                                SEPTEMBER 30

                                                                               1999
                                                                    ---------------------------
                                                                      (Dollars In Thousands)
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ASSETS
Cash and due from banks                                                      $ 13,554
Interest-bearing deposits at other banks                                        1,068
Federal funds sold                                                              2,439
                                                                       ------------------
Cash and cash equivalents                                                      17,061
Securities available-for-sale at fair value:
   Investment securities                                                       33,735
   Mortgage-related securities                                                 26,451
Securities held-to-maturity:
   Investment securities                                                        6,123
   Mortgage-related securities                                                  1,434
Loans receivable                                                              343,444
Accrued interest receivable                                                     2,526
Premises and equipment                                                          9,744
Other assets                                                                    8,871
                                                                       ------------------
Total assets                                                                 $449,389
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LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Deposits                                                                  $382,291
   Borrowings                                                                  21,915
   Accrued interest payable                                                       863
   Advance payments by borrowers for taxes and insurance                        1,505
   Other liabilities                                                            2,194
                                                                       ------------------
Total liabilities                                                             408,768

Stockholders' equity:
   Common stock $1.00 par value; 6,000,000 shares authorized;
     shares issued: 2,127,888 shares
      outstanding: 2,111,538                                                    2,128
   Additional paid-in capital                                                  13,944
   Net unrealized gain (loss) on securities available-for-sale                 (1,046)
   Retained earnings                                                           26,205
   Treasury stock, at cost (16,350 shares)                                       (610)
                                                                       ------------------
Total stockholders' equity                                                     40,621
                                                                       ------------------
Total liabilities and stockholders' equity                                   $449,389
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